EXHIBIT 10.14

COLLATERAL ASSIGNMENT OF LEASES AND RENTS

THIS COLLATERAL ASSIGNMENT OF LEASES AND RENTS is made this 21st day of December, 2006 by Faith Realty, LLC, a Rhode Island limited liability company with its principal business office located at 582 Great Road, North Smithfield, Rhode Island (the “Assignor”) to Bank of America, N.A., a national banking association, with an office located at 111 Westminster Street, Providence, Rhode Island (the “Assignee”).

PURPOSE

As of the date hereof, the Assignor and the Assignee have entered into that certain Construction Loan Agreement (the “Loan Agreement”) in connection with a refinance/construction loan (the “Loan”) from the Assignee to the Assignor in the principal sum of Three Million One Hundred Forty-Five Thousand Dollars ($3,145,000), and the Assignor has executed and delivered to the Assignee the Assignor’s secured promissory note as evidence of the Loan in the principal sum of Three Million One Hundred Forty-Five Thousand Dollars ($3,145,000) (said note and all renewals and extensions thereof shall hereinafter be referred to as the “Note”).

As security for the obligations evidenced by the Loan Agreement and the Note, and all renewals, extensions, modifications and amendments thereof, and all obligations arising from Hedging Contracts and Hedging Obligations, as such terms are defined in the Note with respect to the indebtedness evidenced by the Note (collectively the “Obligations”), the Assignor has executed and delivered to the Assignee this Collateral Assignment of Leases and Rents.

NOW THEREFORE, for value received and as security for the payment of the Obligations, the Assignor, for itself and for its heirs, successors and assigns, as appropriate, does hereby transfer, assign and deliver unto the Assignee, its successors and assigns, all of the right, title and interest of the Assignor in and to (i) all leases, subleases and tenancies, whether written or oral, now or hereafter existing with respect to any portion or portions of the premises owned by the Assignor in the City of Woonsocket, Rhode Island, situated at Highland Industrial Park, which premises are more particularly described in Exhibit “A” annexed hereto, together with all buildings and improvements now or hereafter constructed thereon (all of such premises being hereinafter collectively referred to as the “Premises”), together with any renewals or extensions thereof and leases, subleases and tenancies in substitution therefor (all of which are hereinafter collectively referred to as the “Assigned Leases”), (ii) all rents and other payments of every kind due or payable and to become due or payable to the Assignor, its successors and assigns, by virtue of the Assigned Leases, or otherwise due or payable and to become due and payable to the Assignor, its successors and assigns, as the result of any use, possession, or occupancy of any portion or portions of the Premises, including, but not limited to, security deposits, tax or operating expense escalation payments, percentage rent, additional rent, or any other payments arising from any license, use permit or concession and (iii) all right, title and interest of Assignor in and to any and all guaranties of the Assigned Leases.

TO HAVE AND TO HOLD the Assigned Leases and said rents and other payments, together with all the rights, privileges and appurtenances now or hereafter in any way arising therefrom or pertaining thereto, unto the Assignee, its successors and assigns, forever, subject, however, to the terms and conditions as hereinafter provided.

1. The Assignor does hereby authorize and empower the Assignee to collect said rents and other payments as the same shall become due, and does hereby direct each and all of the lessees, sublessees, tenants or other occupants of the Premises to pay to the Assignee, upon demand by the Assignee, such rents and other payments as may now be due or payable and/or shall hereafter become due or payable; provided, however, that it is understood and agreed by and between the Assignor and the Assignee that no such demand shall be made unless and until there shall have been an Event of Default (as defined under the Loan Agreement or the Note) (an “Event of Default”), and that, until such demand is made, the Assignor shall be authorized to collect or continue to collect said rents and other payments; and provided, further, that the Assignor’s right to collect or to continue to collect such rents and other payments, as aforesaid, shall not authorize collection by the Assignor of any installment of rent more than one (1) month in advance of the respective dates prescribed in the Assigned Leases for the payment thereof without the written consent of the Assignee.

2. The Assignor does hereby constitute and appoint the Assignee, upon the occurrence of an Event of Default and while this Assignment remains in force and effect, irrevocably, and with full power of substitution and revocation, its true and lawful attorney, for it and in its name, place and stead, (a) to demand and receive any and all of said rents or other payments and to give any form of release, receipt or acquittance which may be required for the purpose; (b) to compromise and adjust any matters of dispute with any lessee, sublessee, tenant or other occupant of any portion of the Premises, including, without limitation, said rents or other payments, after ten (10) days’ prior written notice to the Assignor of any such dispute; and (c) to give all such assurances, acquittances, discharges and other instruments as to such lessee, sublessee, tenant or other occupant may require for said rents or other payments, or any part thereof. And the Assignor does hereby grant unto its said attorney full power and authority to do and perform each and every act whatsoever requisite to be done in and about the Premises, as fully, to all intents and purposes, as it could do if personally present, hereby ratifying and confirming all that its said attorney or its substitute shall lawfully do or cause to be done by virtue hereof.

3. Any funds received by the Assignee under this Assignment shall be first applied to interest due and only then to principal payments (in the inverse order of maturity) payable under the Obligations. Any of such funds remaining after such application shall be paid as soon as reasonably practicable by the Assignee to the Assignor.

4. The Assignor, for itself and for its successors and assigns, covenants and warrants as follows:

(a) that each of the Assigned Leases now or hereafter in effect is and shall be a valid and subsisting lease and that there are and shall be, to the extent ascertainable by the Assignor, no defaults on the part of any of the parties thereto;

(b) that the Assignor has not sold, assigned, transferred, mortgaged or pledged any of the rents, issues or profits from the Premises or any part thereof, whether now or hereafter to become due, to any person, firm or corporation other than the Assignee;

(c) that no rents, issues or profits of the Premises, or any part thereof, becoming due subsequent to the date hereof have been collected (except as provided in Section 1 hereof) nor has payment of any of the same been anticipated, waived, released, discounted or otherwise discharged or compromised;

(d) that it will furnish to the Assignee, on demand, true copies of all Assigned Leases hereafter executed and true copies of each document effecting the renewal, amendment or modification of any Assigned Lease;

(e) that it will not assign, pledge or otherwise encumber any of the Assigned Leases or any of the rents thereunder unless the prior written consent of the Assignee shall have been obtained thereto and unless the instrument creating such assignment, pledge or encumbrance shall expressly state that the same is subject to this Assignment;

(f) that it will not cancel, terminate, or accept any surrender of any of the Assigned Leases, or amend or modify the same, directly or indirectly in any respect whatsoever, without in each case having obtained the prior written consent of the Assignee thereto;

(g) that it will not waive or give any consent with respect to any default or variation in the performance of any of the terms, covenants and conditions on the part of any lessee, sublessee, tenant or other occupant to be performed under any of the Assigned Leases, but will at all times take proper steps to enforce all of the provisions and conditions thereof;

(h) that it will not collect or receive from any such lessee, sublessee, tenant or other occupant more than one (1) month’s rent in advance of the rent stipulated to be paid under the applicable lease, without in each case having obtained the prior written consent of the Assignee thereto; and that it will not agree or permit that any debt or amount owed to any lessee, sublessee, tenant or other occupant may be setoff or applied against rents or other sums due to Assignor in connection with the Premises;

(i) that it will perform and observe, or cause to be performed and observed, all of the terms, covenants and conditions on its part to be performed and observed with respect to each of the Assigned Leases; and

(j) that it will, upon written request by the Assignee, while this Assignment remains in force and effect, serve such written notices upon lessee, sublessee, tenant or other occupant of any portion of the Premises concerning this Assignment, or include among the written provisions of any instrument hereafter creating any such lease, sublease, tenancy or right of occupancy specific reference to this Assignment, and make, execute and deliver all such powers of attorney or instruments of pledge or assignment as the Assignee may reasonably request at any time for the purpose of securing its rights hereunder.

5. Upon the payment in full of all Obligations of the Assignor and the cancellation and discharge of said indebtedness and the mortgage securing the same, this Assignment shall become null and void, and thereupon the Assignee shall execute and deliver to the Assignor any instruments which may be necessary or appropriate to terminate this Assignment and to notify any of such lessees, sublessees, tenants or other occupants of such termination.

6. The Assignor further covenants and agrees to and with the Assignee, its successors and assigns, that the acceptance of this Assignment shall not constitute a satisfaction of any indebtedness, liability or obligation, or any part thereof, now or hereafter owed by the Assignor to the Assignee, except to the extent of amounts actually received and applied by the Assignee on account of the same; that nothing in this Assignment contained shall be deemed to obligate the Assignee to undertake or continue collection of rents or other payments due or to become due under the Assigned Leases or otherwise with respect to the Premises or to undertake or continue performance of the obligations of the Assignor under any of the Assigned Leases, or to take any measures, legal or otherwise, to enforce collection of any of said rents or other payments; that notwithstanding the acceptance of this Assignment and collection of said rents and other payments hereunder, the Assignee may institute summary dispossession proceedings, sell, realize upon or otherwise deal with any other security, guaranty or collateral at any time held by it and otherwise exercise any of its rights and powers under any documents evidencing the Obligations or security for same, or otherwise, in such manner as it may deem advisable, at any time it shall see fit to do so, and for any cause for which the same might have been instituted or done had this Assignment not been made, and that no waiver or condonation of any breach or default and no waiver of any right of the Assignee hereunder shall be deemed to constitute a waiver of any other or subsequent breach or default, or to prevent subsequent exercise of any such right or any other similar right.

7. The Assignor hereby agrees to indemnify and hold the Assignee harmless against and from (a) any and all liability, loss, damage and expense, including attorneys’ fees, which it may or shall incur or which may be asserted under or in connection with this Assignment or any of the Assigned Leases, or by reason of any action taken by the Assignee under any of the Obligations (including without limitation any action which the Assignee in its discretion may take to protect its interest in the Premises), and (b) any and all claims and demands whatsoever which may be incurred by or asserted against the Assignee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants and conditions contained in any of the Assigned Leases; provided however, this indemnification shall not apply to actions taken in bad faith or which are grossly negligent.

8. Should the Assignee incur any such liability as described in Section 7, the amount thereof, together with interest thereon at the rate charged on the Obligations, shall be payable by the Assignor to the Assignee immediately upon demand, or at the option of the Assignee, the Assignee may reimburse itself therefor out of any rents, issues or profits of the Premises collected by the Assignee.

9. Any notice, demand, request or other communication given hereunder or in connection herewith (hereinafter “Notices”) shall be deemed sufficient if in writing and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the party to receive such Notice at its address first set forth above, or if to a party to an Assigned Lease to its address set forth therein, or at such other address as such party may hereafter designate by Notice given in like fashion. Notices shall be deemed given three (3) business days after being deposited in the United States Mail. Notwithstanding the foregoing, routine communications such as ordinary distribution checks, copies of documents, etc. may be sent by ordinary first-class mail.

10.(a) Whenever the context so requires, reference herein to the neuter gender shall include the masculine and/or feminine gender, and the singular number shall include the plural.

     (b) This Assignment shall be construed and enforced in accordance with and governed by the laws of the State of Rhode Island.

     (c) No change, amendment, modification, cancellation or discharge hereof, or of any part hereof, shall be valid unless the Assignee shall have consented thereto in writing.

     (d) In the event there is any conflict between the terms and provisions of the mortgage securing the Obligations and the terms and provisions of this Assignment, the terms and provisions of this Assignment shall prevail.

     (e) The terms, covenants, and conditions contained herein shall inure to the benefit of, and bind the Assignee and the Assignor and their respective successors and assigns or heirs, executors, administrators, successors and assigns, as the case may be.

IN WITNESS WHEREOF, this Assignment is executed by the Assignor, on the day and year first above written.

WITNESS:	Faith Realty, LLC

/s/ Steven Rosenbaum	By:	/s/ Jason P. Macari
	Name:	Jason P. Macari
	Title:	Member

STATE OF RHODE ISLAND

COUNTY OF PROVIDENCE

In Providence in said county on the 21st day of December 2006, before me personally appeared Jason Macari, to me known and known by me to be the Member of Faith Realty, LLC and the party executing the foregoing instrument and he/she acknowledged said instrument by him/her executed to be his/her free act and deed and the free act and deed of said Faith Realty, LLC.

/s/ Steven Rosenbaum
Notary Public
STEVEN ROSENBAUM
MY COMM EXPIRES: 7/22/09

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